Exhibit 99.1

INVO Bioscience Changes Trading Symbol to “INVO” Effective March 16, 2020

INVO's novel, FDA-cleared INVOcell technology provides an in-vivo incubation solution which can help increase access and capacity to the large underserved global fertility market

SARASOTA, Fla., March 16, 2020 /PRNewswire/ -- INVO Bioscience, Inc. (OTCQB: INVO) (“INVO”), a medical device company focused on creating alternative treatments for patients diagnosed with infertility and developers of INVOcell®, today announced that its board of directors has approved a change in the Company's trading symbol from “IVOB” to “INVO.” The change in trading symbol will commence at the market open today, March 16, 2020. All market related information on the OTC Markets will be reported under the new symbol effective March 16, 2020.  The CUSIP number for the Company's common stock will remain unchanged.

“With the growing awareness and usage of our INVOcell device, we believe it made strategic sense to align our public market trading symbol with our corporate name and our innovative fertility solution to improve the consistency of our branding along with our overall recognition within the investment community,” stated Steve Shum, CEO of INVO Biosciences. “The progress we are making with market development, awareness and commercialization of INVOcell drove our decision to make the symbol change. We remain excited with INVOcell's position in the marketplace along with the key underlying long-term trends within the overall Assisted Reproductive Technology (ART) market.”

Assisted Reproductive Technology (ART) – Key Trends:

The ART market continues to benefit from, in our opinion, a number of key industry tailwinds, including:

●	The large under-served potential patient population, with only 1% to 2% of the estimated 150 million infertile couples worldwide being treated;

●	Increasing infertility rates around the world;

●	Growing awareness and education of fertility treatment options;

●	A growing acceptance toward fertility treatment;

●	Improvements in procedure techniques and hence improvements in pregnancy success rates;

●	Generally improving insurance (private and public) reimbursement trends, all of which help contribute to the strong growth rate in the industry.

The Global Fertility Services market size is expected to reach $36 billion with a CAGR of 8.5% by 2023, according to a recent report by Market Research Future (MRFR) highlighted in Forbes.

“In addition to these positive trends in the ART market, we believe there is growing investor interest in the Fertility marketplace as reflected in the highly successful Fall 2019 IPO of Progyny, Inc., the specialty fertility insurance benefits company.  As a result of this backdrop, along with our key partnerships and the increased INVOcell awareness, we feel INVO Bioscience and its novel  technology are well positioned,” added Mr. Shum.

INVOcell Highlights:

INVO has made considerable progress toward advancing the adoption of its INVOcell technology in order to take advantage of the large opportunity, which to date has included the following:

●

U.S. clinic locations trained to offer INVOcell have nearly tripled since our agreement with Ferring International Center, S.A. (“Ferring”). Each clinic location will vary in terms of implementation time and growth. Ferring has established a website, www.invocell.com, which provides information for patients and health care professionals, in addition to providing a tool to search for clinic locations that offer INVOcell.

●

INVO Signed a joint venture agreement in January 2020 with Medesole Healthcare and Trading Pvt Ltd to operate dedicated INVOcell fertility clinics in India. The joint venture has set an initial objective of opening three INVOcell clinics over the initial 12 months, with additional clinics planned in subsequent years.

●

INVO received Institutional Review Board (IRB) approval in February 2020 to commence a planned clinical trial to evaluate the modified INVOcell system for effectiveness of achieving fertilization, implantation, embryo development, clinical pregnancy, and live birth after 5-days of continuous vaginal incubation.

●	INVO signed initial distribution agreements covering Nigeria, Turkey, Jordan, Uganda, Ethiopia, and Sudan in late 2019.

●	INVO attained receipt of a CE Mark for the INVOcell culture and retention device in October 2019, a key requirement to commercially distribute through the European Union.

●

INVO made two strong additions to our internal team in Q1 2020, including the appointment of Inger Britt Carlsson, PhD, as the Company's Vice President of Medical Affairs who recently was the Global Director of Medical Affairs for Cooper Surgical Fertility and Genomics and Yve Lyppens as Director Business Development Asia Pacific. INVO expects to make a few more prudent additions this year in order to support the increased activities.

●

American Institute of Reproductive Medicine, an early adopter of INVOcell located in Birmingham, Alabama, has become one of the higher volume locations offering INVOcell and a great case study. The clinic offers the INVOcell procedure at a very attractive price point compared to IVF, produces excellent results, continues to see very high-quality embryos, has been able to increase patient capacity at their location, and has patients traveling to their site from around the country.

According to Dr. Karen R. Hammond, DNP, CRNP, IVF Program Director for America Institute of Reproductive Medicine, “We have now performed more than 500 cycles with INVOcell.  We have found this technology can be uniformly applied to virtually anyone who needs IVF at about one third the cost.  In the two years we have offered this service, we have had patients travel to our program in Birmingham, Alabama from 27 states across the country with success rates comparable to traditional IVF.  I believe INVOcell is the future of IVF.”

“We continue to spend our focused efforts on evaluating additional partners to enter other key market areas around the world and look forward to continuing to update the shareholders on our progress as we move forward,” concluded Mr. Shum.

About INVO Bioscience
We are a medical device company focused on creating simplified, lower cost treatments for patients diagnosed with infertility. Our solution, the INVO Procedure, is a disruptive new technology. The INVO Procedure is a revolutionary in vivo method of vaginal incubation that offers patients a more natural and intimate experience. Our lead product, the INVOcell, is a patented medical device used in infertility treatment and is considered an Assisted Reproductive Technology (ART). The INVOcell is the first Intravaginal Culture (IVC) system in the world used for the natural in vivo incubation of eggs and sperm during fertilization and early embryo development, as an alternative to traditional In Vitro Fertilization (IVF) and Intrauterine Insemination (IUI). Our mission is to increase access to care and expand fertility treatment across the globe with a goal to lower the cost of care and increase availability of care. For more information, please visit http://invobioscience.com/

Safe Harbor Statement
This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company invokes the protections of the Private Securities Litigation Reform Act of 1995. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategies, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in our filings at www.sec.gov. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:
INVO Bioscience
Steve Shum, CEO
978-878-9505
steveshum@invobioscience.com

Investors
Lytham Partners, LLC
Robert Blum
602-889-9700
INVO@lythampartners.com